Exhibit 10.6

TO:	Vanessa L. Washington

FROM:	Nelson C. Rising

DATE:	March 26, 2004

SUBJECT:	Amended and Restated Memorandum of Understanding regarding Employment

This Amended and Restated Memorandum of Understanding (“Memorandum”) sets forth the terms of your employment with Catellus Commercial Development Corporation (“CCDC” or the “Company”), a subsidiary of Catellus Operating Limited Partnership (the “Operating Partnership”) and an indirect subsidiary of Catellus Development Corporation (“Catellus”). This Memorandum supersedes, in their entirety, all previous agreements and understandings concerning your employment except the Indemnity Agreement referenced in Section 8 below (or any future Indemnity Agreement) and any stock option, restricted stock, restricted stock unit, performance unit or other award agreements you have with the Company, Catellus or any of their affiliates; provided, however, that the provisions of this Memorandum regarding vesting of stock options, restricted stock, restricted stock units, performance units or other equity awards in the event of termination of your employment shall supersede such provisions of your award agreements.

Effective upon your execution of this Memorandum, the following provisions shall govern your employment with the Company or any of its affiliates:

1. Title; Responsibilities and Duties. You are a full-time, regular employee of the Company with the title of Senior Vice President and General Counsel of Catellus, and you shall be expected to handle such responsibilities and perform such duties as I shall assign from time to time consistent with those you were handling and performing as of April 1, 2004. If you become an employee of an affiliate of the Company, the Operating Partnership and the Company will nevertheless be bound by the terms of this Memorandum.

2. At-Will Employment. You acknowledge and agree that your employment is at-will and that either the Company or you, at any time, with or without cause, may terminate the employment relationship, including all compensation and benefits. However, should your employment terminate, Section 10 below shall apply.

3. Salary. Effective January 1, 2004, you shall be paid at the annualized salary rate of at least $300,000. Your salary shall be payable in accordance with the Company’s normal payroll practices and subject to all applicable tax withholding requirements. Your salary will be reviewed in the first quarter of each year starting in 2005 and, if appropriate, it will be increased retroactive to January 1 of that year. Your salary, as it may be increased from time to time in the sole discretion of the Company, shall be referred to as your “Base Salary.”

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

4. Bonuses. You are eligible to receive an annual maximum cash bonus for each calendar year of employment of up to one hundred twelve and five-tenths percent (112.5%) of your Base Salary, subject to satisfaction of target performance criteria determined each year by the Compensation and Benefits Committee of the Board of Directors of Catellus (the “Compensation Committee”). The performance criteria may relate to individual division, Company or Catellus goals, or a combination thereof and shall be established and communicated to you within the first 90 days after the start of each calendar year. Such bonuses shall be paid no later than March 31 of the following year and are subject to all applicable tax withholding requirements. Except as provided in Section 10, no bonus shall be payable if your employment terminates or you resign prior to the close of the calendar year to which such bonus relates.

5. Equity Awards. You may be entitled to receive additional stock options, shares of restricted stock, restricted stock units, performance units, or other awards under the Catellus 2003 Performance Award Plan and future plans based on your and Catellus’ performance as determined by the Compensation Committee in its sole discretion. You will also be entitled to participate in current and future incentive award plans designed for similarly situated senior management executives, including without limitation the 2004 Transition Incentive Plan and the 2004 Long Term Incentive Plan.

6. Benefits. You shall be entitled to receive paid vacation, medical coverage, disability income replacement coverage, and other employee benefits, all to the same extent that the Company provides these benefits to the Company’s other senior management employees.

7. Expenses. You shall be entitled to reimbursement for reasonable and properly documented expenses you incur in the conduct of the Company’s business, including a health club membership not to exceed $125.00 per month, and a monthly automobile allowance in accordance with the Company’s Automobile Allowance Policy as well as payment or reimbursement for cellular phone expenses.

8. Indemnity. Pursuant to that certain Indemnity Agreement, by and between the Operating Partnership (as successor to Catellus Development Corporation, a Delaware corporation which merged into the Operating Partnership on December 1, 2003) and you, dated as of July 12, 1999 (“Indemnity Agreement Date”), the Operating Partnership shall indemnify you, and the Operating Partnership shall maintain or cause to be maintained in full force and effect (either separately or under the Catellus directors’ and officers’ liability insurance policy) directors’ and officers’ liability insurance for you in reasonable amounts from established and reputable insurers. To the same extent, the Operating Partnership shall pay and advance all expenses, including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings and appeals, amounts paid in settlement by you or on your behalf, actually incurred by you in connection with any threatened, pending or completed claim, action, suit or proceeding, formal or informal, whether brought before or after the Indemnity Agreement Date, whether brought in the right of the Operating Partnership or otherwise and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that you were a director, officer, employee or agent of the Operating Partnership or its affiliate or were serving at the Company’s request as a director, officer, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise.

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

9. Employee Handbook; Confidential Information. As a condition of employment, you acknowledge that you have reviewed the Company’s current Employee Handbook, executed the Handbook’s Receipt and Acknowledgment (which is the last page of the Handbook), and returned such Receipt and Acknowledgment and a completed W4 form to Jaime Gertmenian. You agree that during the term of your employment and thereafter for a period of three years, you shall abide by the confidentiality provisions of the current Employee Handbook. You also agree that in connection with your employment with the Company, you may receive confidential or proprietary information from the Company or other employees or agents. You hereby agree, during the term of your employment and after termination hereof, to hold such information confidential, to use such information only for the purpose of the work to be conducted hereunder and for no other purpose or use whatsoever, except as required by law. You agree to take all measures necessary to safeguard such information, to preserve its confidentiality, and to return to the Company, its employees or agents (including, without limitation, any copies, summaries, records and descriptions thereof made by you) upon request of the Company or on the termination of your employment.

10. Termination of Employment. For definitions of capitalized terms used in this Section 10, see Appendix A attached to this Memorandum which is hereby incorporated by reference.

10.1 Right to Terminate. The Company or you may terminate your employment hereunder at any time by giving the other party prior written notice; provided, that upon your death, your employment hereunder shall terminate automatically. Immediately upon the termination of your employment hereunder for any reason, you shall return promptly to the Company any property (including documents) in your possession which is owned by the Company or any of its affiliates. Notwithstanding, a termination of employment by the Company shall not be deemed a termination under this Memorandum if (1) you are offered employment with any affiliate of the Company, and (2) the affiliate agrees to employ you pursuant to the terms of this Memorandum.

10.2 Benefits upon Termination.

(a) Basic Payments upon Termination. If your employment terminates for any reason, the Company shall pay you your unpaid Base Salary for the period through the Date of Termination and your unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your Base Salary in effect at that time). You shall also be entitled to other payments or benefits to the extent provided in the Company’s employee benefit plans or arrangements.

(b) Termination Other than for Cause, or for Death, Disability or Good Reason. If (i) you cease to be an employee of the Company on account of (A) the Company’s termination of your employment other than for Cause, (B) Disability or (C) your death, or (ii) you resign your employment with the Company after giving the Company notice of the occurrence of one or more events that constitute Good Reason within a reasonable period (but not more than 90 days after such occurrence) and the Company fails to correct such occurrence within a reasonable time (but not more than 60 days) and your resignation occurs within 10 days after the expiration of that cure period, then in addition to the amounts payable under Section 10.2(a),

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

(A) all stock options, shares of restricted stock, restricted stock units, performance units, or other equity awards held by you, whether granted before or after the date of this Memorandum, shall become fully vested; and

(B) the Company shall pay you, in monthly payments over a period of 24 months from the Date of Termination, a monthly amount equal to one twenty-fourth (1/24) of the amount that is two (2) times your Average Salary and Bonus.

You shall not be required to mitigate the amount of any payment provided for in this Section 10.2(b) by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to you under this Memorandum any amounts owed to the Company by you, any amounts earned by you in other employment after termination of your employment with the Company, or any amounts which might have been earned by you in other employment had you sought such other employment.

(c) Termination for Cause; Resignation. If you cease to be an employee for any reason other than as set forth in Section 10.2(b), then the Company shall have no obligation to make any payments to you for periods after the Date of Termination, your unvested stock options, shares of restricted stock, restricted stock units, performance units and other equity awards shall terminate, and your vested options must be exercised, if at all, within the time periods after the Date of Termination specified in your award agreements.

10.3 Change of Control Payments. In the event that a Change of Control occurs while you are employed by the Company pursuant to the terms of this Memorandum, and within 12 months after the occurrence of the Change of Control, your employment by the Company or the Company’s successor is terminated by the Company other than for Cause or you resign for one or more events that constitute Good Reason, then you shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to you pursuant to Section 10.2(b) hereof, the benefits provided below:

(a) the Company shall pay to you (A) your Base Salary, when due, through the Date of Termination at the rate in effect at the time the applicable Notice of Termination is given, (B) the unpaid portion, if any, of any annual bonus which has been earned by you but which has not been paid as of the Date of Termination, and (C) all other amounts to which you are entitled under any compensation plan of the Company at the time such payments are due, and (D) any unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination (based upon your rate of Base Salary in effect at the time the applicable Notice of Termination is given); and

(b) all stock options, shares of restricted stock, restricted stock units, performance units, or other equity awards held by you, whether granted before or after the date of this Memorandum, shall become fully vested; and

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

(c) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you a lump sum payment in an amount which is equal to three (3) times your Average Salary and Bonus.

You shall be entitled to refuse all or any portion of any payments or benefits under the Memorandum if you determine that receipt of such payment or benefit may result in adverse tax consequences to you under Section 4999 of the Internal Revenue Code of 1986, as amended. The Company shall be totally and permanently relieved of any obligation to pay any amounts or provide any benefits that you explicitly refuse in writing.

11. Guaranty by the Operating Partnership. The Operating Partnership absolutely, irrevocably and unconditionally guarantees the full and punctual payment of all sums of salary, bonus, expenses, fees and any other amounts payable under this Memorandum. The Operating Partnership’s obligations under this Guaranty are continuing and unconditional and shall terminate only upon termination of the Memorandum by either party and full and complete payment and performance of all guaranteed obligations as of the date of such termination. The Operating Partnership’s guaranty applies to, inures to the benefit of, and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns.

12. Severability. In case any one or more provisions of this Memorandum shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not be in any way be affected or impaired.

13. Arbitration. To the fullest extent allowed by law, any controversy or claim arising out of or relating to your employment with the Company (or termination of your employment) shall be settled by binding arbitration in the city or region in which your office is located by an arbitrator. Possible disputes covered by the foregoing, include (but are not limited to) wage, contract, discrimination, or other employment-related claims under laws known as Title VII of the Civil Rights Act, California Fair Employment and Housing Act and comparable statutes in other states if applicable, Americans with Disabilities Act, Age Discrimination in Employment Act, and any other statutes relating to an employee’s relationship with his/her employer. However, claims for workers’ compensation benefits and unemployment insurance are not covered by this arbitration agreement and such claims may be presented by you to the appropriate court or state agency. You and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the Judicial Arbitration and Mediation Services (“JAMS”) office in the city or region where your office is located, a list of five retired judges affiliated with JAMS. (If there is no JAMS office in the city or region where your office is located, then an organization which is comparable to JAMS would be utilized.) You and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. §§ 1280 etseq.) (or the statute applicable in the state in which your office is located). The arbitrator shall allow the discovery authorized by California Code of Civil Procedure §1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that anything in this Memorandum conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. The arbitrator shall issue a

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

written award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The arbitrator’s award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards. The Company shall pay the arbitrator’s fee and any other type of expense or cost that you would not be required to bear if you were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration but exclusive of your attorneys’ fees. The parties intend that this Section 12 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Memorandum. Any final decision of the arbitrator so chosen may be enforced by a court of competent jurisdiction. You are waiving your right to a jury trial and agree that the decision of the arbitrator shall be final and binding. If either party is determined by the arbitrator to be the prevailing party in the arbitration, then that party will be entitled to reimbursement from the other party of all the reasonable fees (including attorneys’ fees) and expenses incurred in connection with such arbitration to the extent provided by statute or otherwise consistent with or provided by California law.

14. Amendments. No amendments to this Memorandum may be made except by writing signed by you, the Company and the Operating Partnership.

15. Governing Law. This Memorandum shall be governed by the internal laws of the State of California.

16. Effective Date. This Memorandum shall be effective as of March 26, 2004.

[Signatures on Next Page]

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Memorandum of Understanding as of the day and year first above written.

CATELLUS COMMERCIAL DEVELOPMENT CORPORATION				CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Catellus Operating Limited Partnership, a Delaware limited partnership, its sole stockholder			By:	Catellus Development Corporation, a Delaware corporation, its general partner

	By:	Catellus Development Corporation, a Delaware corporation, its general partner			By:	/s/ Nelson C. Rising Nelson C. Rising Chairman of the Board and Chief Executive Officer
		By:	/s/ Nelson C. Rising
Nelson C. Rising Chairman of the Board and Chief Executive Officer

CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation

By:	/s/ Nelson C. Rising
Nelson C. Rising Chairman of the Board and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Vanessa L. Washington
Vanessa L. Washington

Date signed: May 20, 2004

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

Appendix A

Definitions

For purposes of this Memorandum, the following definitions are set forth below:

(i) “Average Salary and Bonus” means the greater of (a) your annual Base Salary and annual bonus, including any amounts deferred by you under the Company’s Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the three full calendar years prior to termination of your employment (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years, or (b) your annual Base Salary and annual bonus, including any amounts deferred by you under the Company’s Profit Sharing and Savings Plan, Cafeteria Plan, and Executive Deferred Compensation Plan and any other deferred compensation program now or hereafter established by the Company, earned by you for the three full calendar years with respect to which annual bonuses have been determined prior to the occurrence of the Change of Control (regardless of whether all of such years occurred while this Memorandum was in effect and regardless of whether those earned amounts were paid out on a current basis or deferred) or such smaller number of full calendar years as you have been employed by the Company, divided by the number of such full calendar years. Employment by the Company shall include employment by any affiliate of the Company, and the calculation of annual Base Salary and annual bonus shall include any Base Salary and annual bonus paid by an affiliate of the Company during the applicable time period.

(ii) “Cause” means that the Company provides you with a Notice of Termination for either of the following reasons: (a) the willful and continued failure by you substantially to perform your material duties (other than any such failure resulting from your incapacity due to physical or mental illness) after written demand for substantial performance of such duties is delivered to you by the Board of Directors, which demand identifies the manner in which the Board of Directors believes that you have not substantially performed your duties and you have been given a reasonable period of time (but in no event more than 60 days) to correct your deficient performance; or (b) your engaging in egregious misconduct involving serious moral turpitude to such an extent that, in the reasonable judgment of the Board of Directors, such misconduct substantially impairs your ability to perform your duties with the Company. For purposes of clause (a) of this definition, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you without reasonable belief that your action or omission was in the best interest of the Company.

(iii) A “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(a) the acquisition or holding of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Acquiror”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined

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Memorandum of Understanding regarding Employment

March 26, 2004

voting power of the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors (the “Outstanding Catellus Voting Securities”), but excluding for this purpose any such acquisition (or holding) by (i) Catellus or any corporation controlled by Catellus; (ii) any employee benefit plan (or related trust) of Catellus or any corporation or other entity controlled by Catellus; (iii) any acquisition or ownership by an Acquiror of 25% of the Outstanding Catellus Voting Securities as a result of an acquisition of common stock or voting securities by Catellus which, by reducing the number of shares of Catellus common stock or voting securities outstanding, increases the proportionate number of shares beneficially owned by such Acquiror to 25% or more of the Outstanding Catellus Voting Securities; provided, however, that if an Acquiror shall become the beneficial owner of 25% or more of the Outstanding Catellus Voting Securities by reason of a share acquisition by Catellus as described above and shall, after such share acquisition by Catellus, become the beneficial owner of any additional shares of common stock or voting securities of Catellus, then such acquisition shall constitute a Change of Control; or (iv) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Catellus Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then Outstanding Catellus Voting Securities;

(b) individuals who, as of the date hereof, constitute the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened “election contest” relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) consummation by Catellus of (1) a reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Catellus Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (2) a complete liquidation or dissolution of Catellus, or (3) the sale or other disposition of all or substantially all of the assets of Catellus.

(iv) “Date of Termination” means the effective date specified in the Notice of Termination as of which your employment terminates or, in the event of termination of employment other than for Cause, the date as of which your employment is to terminate pursuant to the provisions of Section 10.1 of this Memorandum.

Vanessa L. Washington

Memorandum of Understanding regarding Employment

March 26, 2004

(v) “Disability” means that (i) you have a physical or mental condition that renders you incapable, after reasonable accommodation, of performing your duties; (ii) such condition is reasonably determined by the Chief Executive Officer of Catellus to be of a long-term nature; and (iii) you are eligible for income replacement benefits under the Company’s long-term disability plan during such period of disability.

(vi) “Notice of Termination” means a notice of a proposed termination by the Company with a written explanation to you of the grounds for such proposed termination.

(vii) “Good Reason” exists if, without your express written consent, any of the following occurs:

(A) the Company reduces your Base Salary as in effect from time to time; or

(B) an assigning of duties to you that are a reduction in any substantial respect from your position, authority, or responsibilities as of March 26, 2004; or

(C) the Company’s failure to fulfill the Company’s obligations under this Memorandum; or

(D) the Company’s intentional failure, without your consent, to pay to you any portion of your Base Salary, earned bonus, or other current compensation (if any), or to pay to you any portion of any installment of deferred compensation under any deferred compensation program within ten business days of the date such compensation is due or to issue shares of Catellus Common Stock in accordance with the terms of stock options upon valid exercise thereof, or shares of restricted stock, restricted stock units, performance units or other equity awards upon the vesting thereof, granted to you or in accordance with the terms of stock option, restricted stock, restricted stock units, performance units, or other equity awards granted to you upon proper vesting thereof; or.

(E) a relocation of your current place of employment or requirement for you to be based anywhere other than the City of San Francisco; or

(F) the Company does not allow you to devote reasonable time to activities other than those required under this Memorandum, including supervision of personal investments and activities involving professional, charitable, educational, political, religious and similar types of organizations, speaking engagements, memberships of boards of directors of other organizations and similar activities, provided that you shall not serve on the board of directors of any other business or hold any other position with any business without the consent of the Chief Executive Officer of Catellus; or

(G) the failure of any successor entity to the Company following a Change of Control to continue this Memorandum in effect and assume the Company’s obligations and responsibilities hereunder.